Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Thermo Fisher Scientific Inc.
(Exact Name of Registrant as Specified in its Charter)

Thermo Fisher Scientific (Finance I) B.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Thermo Fisher Scientific Inc.
Fees to Be Paid	Equity	Common Stock, par value $1.00 per share (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Preferred Stock, par value $100.00 per share (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Debt	Debt Securities (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Depository Shares (1) (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Purchase Contracts (1)(4)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Units (1)(5)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Guarantees (1)(6)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Thermo Fisher Scientific (Finance I) B.V.
Fees to Be Paid	Debt	Debt Securities (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)    An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)    In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(3)    Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)    Each purchase contract will be issued under a purchase agreement and will obligate holders to purchase from or sell to Thermo Fisher Scientific Inc. and obligate Thermo Fisher Scientific Inc. to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or depositary shares.
(5)    Units may be issued under a unit agreement and will represent an interest in one or more securities including shares of common stock or preferred stock, debt securities, depositary shares, warrants or purchase contracts, in any combination, which may or may not be separable from one another.
(6)    Thermo Fisher Scientific Inc. will fully and unconditionally guarantee any series of debt securities issued by Thermo Fisher Scientific (Finance I) B.V. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of such guarantees.